Exhibit 99.1

November 21, 2005

Tofutti Press Release


Company Contact:  Steve Kass
                           Chief Financial Officer
                           (908) 272-2400
                           (908) 272-9492 (Fax)

                     TOFUTTI ANNOUNCES THIRD QUARTER RESULTS

         Cranford, New Jersey -- November 21, 2005 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen and thirty-nine week periods ended October 1, 2005.

         Net sales for the thirteen week period ended October 1, 2005 at approximately $4.1 million decreased $615,000 from the sales recorded for the thirteen weeks ended September 25, 2004. Net sales for the thirty-nine week period ended October 1, 2005 decreased $425,000 to $13.5 million compared with net sales of $13.9 million for the thirty-nine week period ended September 25, 2004. For the thirteen and thirty-nine week periods ended October 1, 2005, the Company reported operating income of $71,000 and $695,000, respectively, as compared with operating income of $347,000 and $911,000 for the thirteen and thirty-nine week periods in 2004. The decline in sales for the thirteen weeks ended October 1, 2005 was caused by several factors, including loss of business in the southeastern United States and Florida in August and September due to problems caused by the extreme weather experienced by those areas and the resulting transportation problems, and during the transition to our new production facilities, we were periodically out of stock of certain products, which resulted in a reduction in sales. In addition, the Company's operating results continued to be negatively impacted as a result of rising raw material costs, increased costs of manufacturing, new product start-up costs, including costs incurred at new co-packaging locations, and higher packaging and freight charges. The Company expects that during the remainder of 2005 its operating expenses will continue to be affected by these same factors, but expects that sales price increases coming in the fourth quarter of 2005 and first quarter of 2006 will help mitigate the effect of these higher operating costs.

         The Company recorded net income of $43,000 ($0.01 per share on a basic and diluted basis ) for the thirteen weeks ended October 1, 2005 compared to $187,000 ($0.03 per share on a basic and diluted basis) for the thirteen weeks ended September 25, 2004. Net income for the thirty-nine weeks ended October 1, 2005 was $406,000 ($0.07 per share on a basic and diluted basis) compared to $523,000 ($0.09 per share (basic) and $0.08 per share (diluted)) for the thirty-nine weeks ended September 25, 2004.

         Although the Company has utilized approximately $4.5 million since September 2000 in connection with its stock repurchase program and in the retirement of dilutive options, it had working capital of $3.8 million and cash and cash equivalents of over $1.9 million at October 1, 2005.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "Our disappointing third quarter results were caused in great measure by circumstances beyond our control. Nevertheless, we look forward to improved sales in the fourth quarter and an improvement in our gross profit margin during the fourth quarter and in 2006 as a result of our implementing a series of price increases to keep pace with our increased costs."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts and soy-based, dairy-free food products which contain no butterfat or cholesterol. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in seventeen other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.

                               TOFUTTI BRANDS INC.
                       Condensed Statements of Operations
                    (in thousands, except per share amounts)

                                              Thirteen weeks    Thirteen weeks    Thirty-nine       Thirty-nine
                                                  ended             ended         weeks ended       weeks ended
                                                 10/1/05           9/25/04          10/1/05           9/25/04
                                              --------------    --------------    -----------       ------------
Net sales...............................          $4,115            $4,730          $13,446           $13,871
Cost of sales...........................           2,829             3,203            8,973             9,486
                                                   -----             -----            -----             -----
Gross profit............................           1,286             1,527            4,473             4,385
Operating expenses......................           1,215             1,180            3,778             3,474
                                                   -----             -----            -----             -----
Operating income........................              71               347              695               911
Interest income.........................               3                --                6                 4
                                                    ----              ----             ----              ----
Income before income taxes..............              74               347              701               915
Income taxes............................              31               160              295               392
                                                      --               ---              ---               ---
Net income .............................             $43              $187             $406              $523
                                                     ===              ====             ====              ====
Net income per share:
         Basic..........................           $0.01             $0.03            $0.07             $0.09
                                                   =====             =====            =====             =====
         Diluted........................           $0.01             $0.03            $0.07             $0.08
                                                   =====             =====            =====             =====
Weighted average number of shares outstanding:
         Basic..........................           5,600             5,637            5,622             5,700
                                                   =====             =====            =====             =====
         Diluted........................           6,179             6,204            6,205             6,281
                                                   =====             =====            =====             =====

                               TOFUTTI BRANDS INC.
                            Condensed Balance Sheets
               (in thousands, except share and per share amounts)


                                                             October 1, 2005       January 1, 2005
                                                             ---------------       ---------------
                                                               (Unaudited)            (Audited)
Assets
Current assets:
     Cash and equivalents                                        $1,918                 $2,199
     Accounts receivable (net of allowance for doubtful
        accounts of $273 and $219, respectively)                  1,404                  1,614
     Inventories                                                    970                    792
     Prepaid expenses                                                12                     14
     Deferred income taxes                                          301                    593
                                                                    ---                    ---
Total current assets                                              4,605                  5,212
     Fixed assets (net of accumulated depreciation of
        $12 and $10, respectively)                                   35                     38
     Other assets                                                    16                     16
                                                                     --                    ---
                                                                 $4,656                 $5,266
                                                                 ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accrued expenses                         $578                   $691
     Accrued officers' compensation                                  --                    500
     Income taxes payable                                           232                    403
                                                                    ---                    ---
                  Total current liabilities                         810                  1,594
                                                                    ---                  -----

Commitments and contingencies                                        --                     --
Stockholders' equity:
     Preferred stock                                                 --                     --
     Common stock                                                    56                     56
     Additional paid-in capital                                      --                    162
     Retained earnings                                            3,790                  3,454
                                                                  -----                  -----
                 Total stockholders' equity                       3,846                  3,672
                                                                  -----                  -----
                 Total liabilities and stockholders' equity      $4,656                 $5,266
                                                                 ======                 ======
